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                                                                       EXHIBIT A

                                    AGREEMENT

         The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated:  March 18, 1999



                           BASSWOOD PARTNERS, L.L.C.

                           By: /s/ Matthew Lindenbaum
                               --------------------------
                               Name:  Matthew Lindenbaum
                               Title: Managing Member


                           By: /s/ Bennett Lindenbaum
                               --------------------------
                               Name:  Bennett Lindenbaum
                               Title: Managing Member


                               /s/ Matthew Lindenbaum
                               --------------------------
                               Matthew Lindenbaum


                               /s/ Bennett Lindenbaum
                               --------------------------
                               Bennett Lindenbaum